UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2018

SENECA FOODS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751

(Address of Principal Executive Offices, including zip code)

(315) 926-8100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 28, 2018, the Audit Committee, of Seneca Foods Corporation (the “Company”) determined that the following financial statements previously filed by the Company with the Securities and Exchange Commission (the “SEC”) should no longer be relied upon: (1) the audited consolidated financial statements as of and for the years ended March 31, 2016 and 2017, management’s report on the effectiveness of internal control over financial reporting as of March 2016 and 2017, and the independent registered public accounting firm’s reports thereon and (2) the unaudited condensed consolidated financial statements as of and for each of the interim periods within the years ended March 31, 2017 and 2018. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for these periods should no longer be relied upon.

The Company has determined that the financial statements referred to above should be restated to correct inadvertent errors in the application of generally accepted accounting principles dealing with complex and technical accounting issues relating to “bill and hold” revenue recognition.  The Company intends to file with the SEC, as soon as practicable, a comprehensive Annual Report on Form 10-K for the year ended March 31, 2018 with expanded financial information and other disclosures in lieu of filing separate amended annual and quarterly reports for the affected periods.

The restatement dealing with revenue is the result of a correction in the timing of revenue recognition in connection with sales of Green Giant and other brands of canned vegetables under a contract packing agreement.  Under this agreement, title to product is transferred to the customer and the Company receives payment while continuing to maintain possession thereof. The Company had evaluated authoritative accounting guidance relating to revenue recognition for these sales and believed it had met the criteria required by the accounting standards for bill and hold treatment.

On May 21, 2018 the Company requested an interpretive guidance from the SEC’s Office of the Chief Accountant (“OCA”) regarding the application of bill and hold revenue recognition under SEC Staff Accounting Bulletin (“SAB”) Topic 13, Revenue Recognition, as well as under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.  On June 26, 2018 the OCA provided the Company with the guidance that it did not meet all of the criteria for bill and hold treatment for the contract in question for prior periods covered under SAB Topic 13.

As a result, the Company will restate its prior financial statements to delay the recognition of revenue until the product is physically delivered rather than at the time title transfers.

The effect of the restatement on the Company’s annual income statement is as follows:

	Year Ended
	March 31, 2017			March 31, 2016
	As		As	As		As
	Reported	Correction	Restated	Reported	Correction	Restated
Net Sales	$1,245,681	$16,517	$1,262,198	$1,275,360	$4,207	$1,279,567
Cost of Products Sold	1,139,298	10,896	1,150,194	1,127,965	1,025	1,128,990
Gross Profit	106,383	5,621	112,004	147,395	3,182	150,577
Operating Income/(Loss)	29,121	5,621	34,742	88,549	3,182	91,731
Pre-Tax Earnings/(Loss)	20,027	5,621	25,648	80,457	3,182	83,639
Net Earnings	12,613	3,282	15,895	54,458	1,941	56,399
Earnings Per Common Share-Basic	$1.27	$0.34	$1.61	$5.46	$0.20	$5.65
Earnings Per Common Share-Diluted	$1.27	$0.33	$1.60	$5.42	$0.20	$5.61

The effect of the restatement on the Company’s balance sheet for the four previous quarters is as follows:

	As of December 30, 2017			As of September 30, 2017
	As		As	As		As
	Reported	Correction	Restated	Reported	Correction	Restated
Assets
Inventory	$710,118	$60,584	$770,702	$802,387	$56,759	$859,146
Total Current Assets	794,510	60,584	855,094	932,609	56,759	989,368
Total Assets	1,072,003	62,234	1,134,237	1,209,968	61,976	1,271,944

Liabilities and Stockholders' Equity
Deferred Revenue	$545	$79,606	$80,151	$542	$74,608	$75,150
Total Current Liabilites	162,423	79,576	241,999	322,982	74,551	397,533
Total Liabilities	635,204	76,594	711,798	780,214	72,986	853,200
Stockholders' Equity	436,799	(14,360)	422,439	429,754	(11,010)	418,744
Total Liabilities and Stockholders Equity	1,072,003	62,234	1,134,237	1,209,968	61,976	1,271,944

	As of July 1, 2017			As of March 31, 2017
	As		As	As		As
	Reported	Correction	Restated	Reported	Correction	Restated
Assets
Inventory	$633,505	$21,914	$655,419	$598,056	$30,879	$628,935
Total Current Assets	731,857	21,914	753,771	688,270	30,879	719,149
Total Assets	1,006,943	25,038	1,031,981	946,019	32,249	978,268

Liabilities and Stockholders' Equity
Deferred Revenue	$472	$36,865	$37,337	$545	$45,555	$46,100
Total Current Liabilites	164,200	36,713	200,913	132,277	45,487	177,764
Total Liabilities	573,449	34,202	607,651	511,758	41,306	553,064
Stockholders' Equity	433,494	(9,164)	424,330	434,261	(9,057)	425,204
Total Liabilities and Stockholders Equity	1,006,943	25,038	1,031,981	946,019	32,249	978,268

The Public Company Accounting Oversight Board Standards require that a restatement of financial statements be regarded as a significant deficiency in internal control over financial reporting and a strong indicator of a material weakness. Consistent with these standards, management has concluded that the restatements of its consolidated financial statements constitute a material weakness.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with BDO USA, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    June 28, 2018

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin

Timothy J. Benjamin

Chief Financial Officer